Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-229377, 333-233161, 333-242372 and 333-249544) and Form S-8 (Nos. 333-221622, 333-223539, 333-230181, 333-230499, 333-233162, 333-237164 and 333-239082) of X4 Pharmaceuticals, Inc. of our report dated March 19, 2021 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 19, 2021